Exhibit 99.1

iRhythm Holdings Announces Fourth Quarter and
Full Year 2025 Financial Results

SAN FRANCISCO, February 19, 2026 (GLOBE NEWSWIRE) -- iRhythm Holdings, Inc. (NASDAQ: IRTC), a leading digital health care company focused on creating trusted solutions that detect, predict, and prevent disease, today reported financial results for the three months and full year ended December 31, 2025.

Fourth Quarter 2025 Financial Highlights
•Revenue of $208.9 million, a 27.1% increase compared to fourth quarter 2024
•Gross margin of 70.9%, a 90-basis point increase compared to fourth quarter 2024
•Net income of $5.6 million, a $6.9 million improvement compared to fourth quarter 2024 and the first quarter of positive GAAP net income in Company history
•Adjusted EBITDA and adjusted EBITDA margin of $34.3 million and 16.4%, respectively, a $15.0 million and 470-basis point improvement, respectively, compared to fourth quarter 2024
•Unrestricted cash, cash equivalents and marketable securities of $583.8 million at December 31, 2025, a $18.6 million increase from September 30, 2025

Full Year 2025 Financial Highlights
•Revenue of $747.1 million, a 26.2% increase compared to full year 2024
•Gross margin of 70.6%, a 170-basis point increase compared to full year 2024
•Net loss of $44.6 million, a $68.7 million improvement compared to full year 2024
•Adjusted EBITDA and adjusted EBITDA margin of $68.9 million and 9.2%, respectively, a $76.7 million and 1,050-basis point improvement, respectively compared to full year 2024
•Free cash flow of $34.5 million, the first year of positive free cash flow in Company history

Recent Operational Highlights
•Record quarterly revenue and fifth consecutive quarterly revenue above 20% year-over-year growth, driven by volume across our US core business, innovative health channels, and international markets
•Upcoming data presentations at the American College of Cardiology's Annual Scientific Session & Expo in New Orleans, Louisiana, from March 28 – 30, 2026

“The fourth quarter capped a transformational year for iRhythm,” said Quentin Blackford, President and Chief Executive Officer of iRhythm. “In 2025, we delivered strong revenue growth, meaningfully expanded margins, and achieved positive quarterly GAAP net income for the first time in our history — milestones that reflect both the strength of our execution and the durability of our business model. Demand for Zio continues to broaden across cardiology, primary care, and innovative channel partnerships as health systems and payers increasingly recognize the value of proactive, data-driven arrhythmia detection. As health systems and payers increasingly focus on reducing avoidable acute care utilization, the growing body of real-world evidence supporting Zio’s ability to enable earlier diagnosis and more efficient care delivery continues to differentiate our platform. As we enter 2026, our priorities remain consistent: scale our platform globally, advance our next-generation product roadmap, deepen our predictive AI capabilities, and execute with financial discipline to drive sustained, long-term value for patients, physicians, providers, and shareholders.”

Fourth Quarter 2025 Financial Results
Revenue for the three months ended December 31, 2025, increased 27.1% to $208.9 million, from $164.3 million during the same period in 2024. The increase was driven primarily by increased volume of Zio Services resulting from increased demand with additional contribution from favorable pricing and mix.

Gross profit for the fourth quarter of 2025 was $148.1 million, up from $115.1 million during the same period in 2024, while gross margin was 70.9% as compared to 70.0% during the same period in 2024. The improvement in gross margin was primarily driven by scale, manufacturing efficiencies, and favorable pricing and mix.

Operating expenses for the fourth quarter of 2025 were $145.8 million, compared to $119.2 million for the same period in 2024. Adjusted operating expenses for the fourth quarter of 2025 were $140.0 million, compared to $116.7 million during the same period in 2024. The increase in adjusted operating expenses, period over period, was driven by an increase in volume-related costs to serve and investments to drive future revenue growth.

Net income for the fourth quarter of 2025 was $5.6 million, or a diluted income of $0.17 per share, compared with net loss of $1.3 million, or a diluted loss of $0.04 per share, for the same period in 2024.

Exhibit 99.1

Full Year 2025 Financial Results
Revenue for the year ended December 31, 2025, increased 26.2% to $747.1 million, from $591.8 million in 2024. The increase in revenue was primarily due to increased volume of Zio services provided as a result of increased demand.

Gross profit for the year was $527.3 million, up from $407.5 million in 2024, while gross margin was 70.6%, an improvement from 68.9% in 2024. The improvement in gross margin was primarily driven by scale and operational efficiencies leading to lower costs per unit to serve a higher volume of patients compared to the prior year.

Operating expenses for the year were $584.7 million, an increase of 11.8% compared to 2024. The increase was mainly due to headcount-related costs and professional fees to fuel the growth in our business.

Net loss for 2025 was $44.6 million, or a diluted loss of $1.39 per share, compared with net loss of $113.3 million, or a diluted loss of $3.63 per share in 2024.

Unrestricted cash, cash equivalents and marketable securities were $583.8 million as of December 31, 2025.

2026 Guidance
For the full year 2026, iRhythm expects revenue of $870 million to $880 million and adjusted EBITDA margin of 11.5% to 12.5%, reflecting continued volume-led growth, gross margin expansion, and operating leverage while maintaining disciplined investment in innovation and market expansion.

Webcast and Conference Call Information
iRhythm’s management team will host a conference call today beginning at 1:30 p.m. PT/4:30 p.m. ET. Investors interested in listening to the conference call may do so by accessing the live and archived webcast of the event, which will be available on the investors section of the Company’s website at investors.irhythmtech.com.

About iRhythm Holdings, Inc.
iRhythm is a leading digital health care company that creates trusted solutions that detect, predict, and prevent disease. Combining wearable biosensors and cloud-based data analytics with powerful proprietary algorithms, iRhythm distills data from millions of heartbeats into clinically actionable information. Through a relentless focus on patient care, iRhythm’s vision is to deliver better data, better insights, and better health for all.

As reported in the Form 8-K of iRhythm filed on January 12, 2026, the Company is the successor registrant pursuant to Rule 12g-3(a) under the Securities Exchange Act of 1934, as amended, to iRhythm Technologies, Inc., a Delaware corporation (“iRhythm Technologies”), as a result of the completion of a holding company reorganization on January 12, 2026. As a result, the unaudited and audited financial results of the Company for all periods prior to January 12, 2026, are the unaudited and audited financial results of iRhythm Technologies and are being provided for the Company on a consolidated basis.

Use of Non-GAAP Financial Measures
We refer to certain financial measures that are not recognized under U.S. generally accepted accounting principles (GAAP) in this press release, including adjusted EBITDA, adjusted EBITDA margin, adjusted net income (loss), adjusted net income (loss) per share, adjusted operating expenses, and free cash flow. We use these non-GAAP financial measures for financial and operational decision-making and as a means to evaluate period-to-period comparisons. See the schedules attached to this press release for additional information and reconciliations of such non-GAAP financial measures. We have not reconciled our adjusted operating expenses and adjusted EBITDA margin estimates for full year 2026 because certain items that impact these figures are uncertain or out of our control and cannot be reasonably predicted. Accordingly, a reconciliation of adjusted operating expenses and adjusted EBITDA estimates is not available without unreasonable effort.

Adjusted EBITDA excludes non-cash operating charges for stock-based compensation expense, changes in fair value of strategic investments, impairment and restructuring charges, business transformation costs, certain intellectual property litigation expenses and settlements, and loss on extinguishment of debt. Business transformation costs include costs associated with professional services, employee termination and relocation, third-party merger and acquisition, integration, and other costs to augment and restructure the organization, inclusive of both outsourced and offshore resources.

Exhibit 99.1

Forward-Looking Statements
This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. An investor can identify these statements by the fact that they do not relate strictly to historical or current facts. They use words such as ‘anticipate’, ‘estimate’, ‘expect’, ‘intend’, ‘will’, ‘project’, ‘plan’, ‘believe’, ‘target’ and other words and terms of similar meaning in connection with any discussion of future actions or operating or financial performance. In particular these statements include statements regarding financial guidance, market opportunity, ability to penetrate the market, international market expansion, anticipated productivity and quality improvements, and expectations for growth. Such statements are based on current assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially. These risks and uncertainties, many of which are beyond our control, include risks described in the section entitled “Risk Factors” and elsewhere in our filings made with the Securities and Exchange Commission, including those on the Form 10-K expected to be filed on or about February 19, 2026. These forward-looking statements speak only as of the date hereof and should not be unduly relied upon. iRhythm disclaims any obligation to update these forward-looking statements.

Investor Contact
Stephanie Zhadkevich
investors@irhythmtech.com

Media Contact
Kassandra Perry
mediarelations@irhythmtech.com

Exhibit 99.1

IRHYTHM TECHNOLOGIES, INC.
Consolidated Balance Sheets
(In thousands, except par value)

	December 31,
	2025	2024
Assets
Current assets:
Cash and cash equivalents	$236,012	$419,597
Marketable securities	347,751	115,956
Accounts receivable, net	75,706	79,941
Inventory	21,634	14,039
Prepaid expenses and other current assets	21,662	16,286
Total current assets	702,765	645,819
Property and equipment, net	151,599	125,092
Operating lease right-of-use assets	41,827	47,564
Restricted cash	8,358	8,358
Goodwill	862	862
Long-term strategic investments	69,913	61,902
Other assets	44,718	41,852
Total assets	$1,020,042	$931,449
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$2,256	$7,221
Accrued liabilities	128,747	84,900
Deferred revenue	4,201	2,932
Operating lease liabilities, current portion	16,686	15,867
Total current liabilities	151,890	110,920
Long-term senior convertible notes	649,504	646,443
Other noncurrent liabilities	908	8,579
Operating lease liabilities, noncurrent portion	64,994	74,599
Total liabilities	867,296	840,541
Stockholders’ equity:
Preferred stock, $0.001 par value – 5,000 shares authorized; none issued and outstanding at December 31, 2025 and 2024	—	—
Common stock, $0.001 par value – 100,000 shares authorized; 32,526 shares issued and 32,297 shares outstanding at December 31, 2025, respectively; and 31,621 shares issued and 31,392 shares outstanding at December 31, 2024	32	31
Additional paid-in capital	980,757	874,607
Accumulated other comprehensive income	403	165
Accumulated deficit	(803,446)	(758,895)
Treasury stock, at cost; 229 shares at December 31, 2025 and 2024, respectively	(25,000)	(25,000)
Total stockholders’ equity	152,746	90,908
Total liabilities and stockholders’ equity	$1,020,042	$931,449

Exhibit 99.1

IRHYTHM TECHNOLOGIES, INC.
Consolidated Statements of Operations
(In thousands, except per share data)

	(Unaudited) Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Revenue, net	$208,890	$164,325	$747,138	$591,839
Cost of revenue	60,835	49,257	219,888	184,308
Gross profit	148,055	115,068	527,250	407,531
Operating expenses:
Research and development	21,046	19,081	84,610	71,459
Acquired in-process research and development	740	302	3,036	32,371
Selling, general and administrative	122,004	99,768	492,553	418,565
Impairment charges	1,979	—	4,458	641
Total operating expenses	145,769	119,151	584,657	523,036
Income (loss) from operations	2,286	(4,083)	(57,407)	(115,505)
Interest and other income, net:
Interest income	5,337	5,740	21,521	21,938
Interest expense	(3,322)	(3,320)	(13,154)	(12,821)
Loss on extinguishment of debt	—	—	—	(7,589)
Other income, net	1,725	481	5,442	1,253
Total interest and other income, net	3,740	2,901	13,809	2,781
Income (loss) before income taxes	6,026	(1,182)	(43,598)	(112,724)
Income tax provision	447	151	953	565
Net income (loss)	$5,579	$(1,333)	$(44,551)	$(113,289)

Net income (loss) per share:
Basic	$0.17	$(0.04)	$(1.39)	$(3.63)
Diluted	$0.17	$(0.04)	$(1.39)	$(3.63)
Weighted-average shares outstanding:
Basic	32,258	31,343	32,004	31,196
Diluted	33,332	31,343	32,004	31,196

Exhibit 99.1

IRHYTHM TECHNOLOGIES, INC.
Reconciliation of GAAP to Non-GAAP Financial Information
(In thousands, except per share data)
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Adjusted EBITDA reconciliation*
Net income (loss)[1]	$5,579	$(1,333)	$(44,551)	$(113,289)
Interest expense	3,322	3,320	13,154	12,821
Interest income	(5,337)	(5,740)	(21,521)	(21,938)
Changes in fair value of strategic investments	(1,822)	(843)	(5,711)	(1,902)
Income tax provision	447	151	953	565
Depreciation and amortization	5,254	5,289	20,742	20,715
Stock-based compensation	21,106	16,008	88,283	75,978
Impairment charges	1,979	—	4,458	641
Business transformation costs	692	2,416	3,033	11,072
Intellectual property litigation costs[2]	3,070	—	10,070	—
Loss on extinguishment of debt	—	—	—	7,589
Adjusted EBITDA	$34,290	$19,268	$68,910	$(7,748)

Adjusted net income (loss) reconciliation*
Net income (loss), as reported[1]	$5,579	$(1,333)	$(44,551)	$(113,289)
Impairment charges	1,979	—	4,458	641
Business transformation costs	692	2,416	3,033	11,072
Intellectual property litigation costs[2]	3,070	—	10,070	—
Changes in fair value of strategic investments	(1,822)	(843)	(5,711)	(1,902)
Loss on extinguishment of debt	—	—	—	7,589
Tax effect of adjustments[3]	211	—	(89)	—
Adjusted net income (loss)	$9,709	$240	$(32,790)	$(95,889)

Adjusted net income (loss) per share reconciliation*
Net income (loss) per share, as reported[1]	$0.17	$(0.04)	$(1.39)	$(3.63)
Impairment charges per share	0.06	—	0.14	0.02
Business transformation costs per share	0.02	0.08	0.09	0.35
Intellectual property litigation costs per share[2]	0.09	—	0.31	—
Changes in fair value of strategic investments per share	(0.05)	(0.03)	(0.18)	(0.06)
Loss on extinguishment of debt per share	—	—	—	0.24
Tax effect of adjustments per share[3]	0.01	—	—	—
Adjusted diluted net income (loss) per share	$0.29	$0.01	$(1.03)	$(3.08)

Weighted-average shares, basic	32,258	31,343	32,004	31,196
Weighted-average shares, diluted	33,332	31,710	32,004	31,196

Exhibit 99.1

IRHYTHM TECHNOLOGIES, INC.
Reconciliation of GAAP to Non-GAAP Financial Information (continued)
(In thousands)
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
Adjusted operating expenses reconciliation*	2025	2024	2025	2024
Operating expenses, as reported	$145,769	$119,151	$584,657	$523,036
Impairment charges	(1,979)	—	(4,458)	(641)
Business transformation costs	(692)	(2,416)	(3,033)	(11,072)
Intellectual property litigation costs[2]	(3,070)	—	(10,070)	—
Adjusted operating expenses	$140,028	$116,735	$567,096	$511,323

Free cash flow reconciliation*
Net cash provided by operating activities	$26,212	$19,232	$80,863	$3,390
Purchases of property and equipment	(11,723)	(6,844)	(46,342)	(33,942)
Free cash flow	$14,489	$12,388	$34,521	$(30,552)

*Certain numbers expressed may not sum due to rounding.
1Net income (loss) for the three and twelve months ended December 31, 2025, includes acquired in-process research and development expense of $0.7 million and $3.0 million, respectively. Net loss for the three and twelve months ended December 31, 2024, includes acquired in-process research and development expense of $0.3 million and $32.4 million, respectively.
2 Excludes third-party attorneys' fees and expenses associated with patent litigation brought against the Company by Welch Allyn, Inc. and Bardy Diagnostics, Inc., subsidiaries of Baxter International, Inc.
3 Income tax impact of Non-GAAP adjustments listed.